Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Monster Worldwide, Inc.

New York, New York

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our reports dated February 11, 2008, relating to the consolidated financial statements, and the effectiveness of Monster Worldwide, Inc’s internal control over financial reporting appearing in Monster Worldwide Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007.

/s/ BDO SEIDMAN, LLP

New York, New York

May 30, 2008